EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 1996, with respect to the consolidated financial statements of Orion Network Systems, Inc. (a Delaware corporation that is now known as Orion Oldco Services, Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

     Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-97444) pertaining to the Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan

     Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-19021) pertaining to the Orion Network Systems, Inc. Employee Stock Purchase Plan and the Orion Network Systems, Inc. 401(k) Profit Sharing Plan

     Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Orion Network Systems, Inc. Non-Employee Director Stock Option Plan



                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP


Washington D.C.
March 24, 1997